Exhibit 10.4

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of February 15, 2006 (the "Effective Date"), by and between Cantor G&W (Nevada), L.P., a Nevada limited partnership ("Purchaser"), and Gaming & Entertainment Group, Inc., a Utah corporation ("GET USA"), and Gaming & Entertainment Technology Pty Limited, an Australian corporation ("GET Systems" and together, with GET USA, "Seller"). Purchaser and Seller are collectively referred to herein as the "Parties" and individually as a "Party".

                                    RECITALS

      WHEREAS, the Parties previously entered into a Loan Facility and Investment Agreement, dated as of December 8, 2005 (the "Investment Agreement"), pursuant to which Purchaser agreed to provide a senior secured financing facility to GET USA of up to Two Million Dollars ($2,000,000.00), evidenced by a senior secured convertible note (the "Note"), and GET USA issued to Purchaser an Equity Warrant and a Debt Warrant (each as defined in the Investment Agreement);

      WHEREAS, in connection with the Investment Agreement, the Parties entered into an Amended and Restated Software Development and License Agreement, dated as of December 8, 2004 (the "License Agreement"), pursuant to which Seller licenses certain software (the "Software") to Purchaser and Purchaser agrees to pay certain royalties to Seller based on a percentage of Client Net Revenue (as defined in the License Agreement);

      WHEREAS, in connection with the Investment Agreement, certain stockholders of GET USA entered into an Option Agreement and Irrevocable Proxy (the "Option Agreement") granting Purchaser certain options and rights to the shares held by such stockholders;

      WHEREAS, Purchaser desires to purchase the Software and certain other assets from Seller, all as described in Exhibit A hereto (collectively with the Software and including all domestic and foreign intellectual property rights related thereto, the "Assets"), and to restructure its relationship with Seller by, among other things, (i) terminating the License Agreement, (ii) terminating the Investment Agreement, (iii) amending the Note and the Security Agreement related thereto; (iv) amending the terms of the Equity Warrant; and (v) terminating the Option Agreement, all upon the terms and conditions set forth in this Agreement; and

      WHEREAS, Seller desires to sell the Assets to Purchaser and to so restructure its relationship with Purchaser, upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

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ARTICLE I. PURCHASE AND SALE OF ASSETS.

      1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (defined below), Seller shall sell, transfer, convey, assign and deliver to the Purchaser all legal right, title and interest in and to the Assets.

      1.2 No Assumed Liabilities. Purchaser is not assuming any debts, obligations or liabilities of Seller whatsoever, whether known or unknown, actual or contingent, matured or unmatured, currently existing or arising in the future, all of which shall remain the responsibility of Seller, including, without limitation, any liability of Seller for taxes which arise, are assessed or become payable or due as of or prior to the Effective Date or arise out of the consummation of the transactions contemplated hereby or payable by Seller as a result of purchases, sales or transfers as of or prior to the Closing Date, or other taxes of any kind or description except current personal property taxes with respect to the Assets to the extent such taxes relate to periods subsequent to the Effective Date (collectively, the "Excluded Liabilities").

      1.3 Escrow of Software Pending Closing. Seller has previously deposited into escrow (the "Escrow") with BMM International Pty Ltd. (the "Escrow Agent") the source and object code representing the Software. On or prior to the Closing, the Escrow Agent shall verify the source code pursuant to the Escrow Agreement. The costs associated with the Escrow shall be shared equally by the Parties. The terms of the Escrow shall be governed by the Amended and Restated Source Code Escrow Agreement, dated as of December 8, 2004, by and among, GET USA, GET Systems, Zukerman Gore & Brandeis LLP and the Escrow Agent.

      1.4. Purchase Price and Method of Payment. The total purchase price (the "Purchase Price") to be paid by Purchaser for the Assets shall be (i) Five Hundred Thousand Dollars ($500,000.00), payable at the Closing via wire transfer to Seller's bank account as follows:

      Wells Fargo Bank, N.A.
      3800 Howard Hughes Parkway
      Las Vegas, Nevada 89109
      ABA No. 321270742
      Account No. 7961251605
      Account Name: Gaming & Entertainment Group, Inc.;

and (ii) the amount of debt forgiven pursuant to the Amended Note as provided in
Section 2.3 and the Amended Note. The Parties agree that the warrants to be surrendered by Purchaser pursuant to Sections 2.5 and 2.6 have no value.

      1.5 Closing Deliveries by Seller. At the Closing, or three business days prior thereto in the case of Section 1.5(a), Seller shall execute and deliver the following:

            (a) A notice under the Escrow Agreement requesting and authorizing that the Escrow Agent release from escrow to Purchaser the source and object code representing the Assets in the form of CD(s), DVD(s) and/or computer hard drives;

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            (b) such deeds, bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance and transfer and assignment in form and substance reasonably satisfactory to Purchaser sufficient to sell, convey, transfer and assign to Purchaser all right, title and interest of Seller in and to the Assets; and

            (c) certified copies of resolutions, duly adopted by the Board of Directors, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby; and

            (d) such other documents as are necessary to complete the transactions contemplated by this Agreement and reasonably requested by Purchaser.

      1.5 Closing. The closing (the "Closing") of the purchase and sale of the Assets shall be held at 10:00 a.m. New York time on February 15, 2006 or on any other date or time as is mutually agreed by the parties hereto at the offices of Purchaser, 110 East 59th Street, New York, New York 10022.

      1.6 Continuing Duties Regarding Intellectual Property. At any time, upon Purchaser's request, Seller shall cooperate fully with Purchaser in perfecting or otherwise securing all intellectual property rights in the Assets to Purchaser. Seller shall execute, and shall direct its employees and agents to execute, any documentation as Purchaser may request from time to time in order to establish, secure, maintain, increase or protect Purchaser's ownership of the Assets, including all intellectual property rights in the Assets. Seller shall cooperate fully with Purchaser and shall take other actions as Purchaser may request in order to establish, secure, maintain, increase or protect Purchaser's ownership of the Assets, such as providing testimony, or directing its employees and agents to provide testimony, in support of inventorship.

ARTICLE II. RESTRUCTURING OF EXISTING AGREEMENTS; OTHER MATTERS.

      2.1 Termination of License Agreement. The License Agreement shall be deemed terminated effective upon the Closing. Notwithstanding the termination of the License Agreement, Seller shall continue to provide services to Purchaser in accordance with the existing development plan through the Transfer Date (as defined below).

      2.2 Termination of Investment Agreement. The Investment Agreement shall be deemed terminated as of the Closing.

      2.3 Amendment of Note. At the Closing, the parties shall execute and deliver an amendment to the Note in substantially the form set forth as Exhibit B hereto (the "Amended Note").

      2.4 Amendment of Security Agreement. At the Closing, the Parties shall execute and deliver an amendment to the Security Agreement, dated as of August 31, 2004, by and among GET USA, GET Systems and Purchaser in substantially the form set forth as Exhibit C hereto (the "Amended Security Agreement").

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

      2.5 Amendment of Equity Warrant. At the Closing, Purchaser and GET USA shall execute and deliver an amendment and restatement of the Equity Warrant in substantially the form set forth as Exhibit D hereto (the "Amended Equity Warrant" and collectively with the Amended Note and Amended Security Agreement, the "Related Agreements").

      2.6 Termination of Option Agreement. The Option Agreement shall be deemed terminated as of the Closing, and the Option Shares (as defined therein) shall be delivered to GET USA for distribution to the holders thereof.

      2.7 Employment Matters.

            (a) At the Closing, the Employment Agreement between GET USA and Kevin J. Burman ("Burman"), dated September 1, 2004, shall be deemed terminated, and Burman shall have no continuing obligations under such Employment Agreement, including, without limitation, under Sections 7, 8, 9 and 11. Seller acknowledges and agrees that Burman shall be employed exclusively by Purchaser from and after the Effective Date. In addition, GET USA shall waive its right to inventions, solely conceived and developed by Burman, as of the day immediately prior to Burman's first day of employment with Purchaser.

            (b) Seller acknowledges that following the Closing, Purchaser intends to make offers of employment to the employees of Seller identified on Exhibit E hereto and agrees that the employees who accept such offer of employment with Purchaser (each, a "Transferred Employee") shall be employed exclusively by Purchaser as of February 15, 2006 (the "Transfer Date"). Seller shall not take any action directly or indirectly that could reasonably be expected to negatively influence any employee's decision to accept employment with Purchaser. Each Transferred Employee shall receive credit from Purchaser, in accordance with the policies applicable to other employees of Purchaser, for accrued vacation as an employee of Seller as of the Transfer Date. Nothing in this Section 2.8(b) shall be construed to entitle any Transferred Employee to remain in the employ of Purchaser or affect the right of Purchaser to terminate any Transferred Employee at any time.

      2.8 Termination of Escrow Agreement. At the Closing, the Parties shall execute and deliver to the Escrow Agent a notice of termination pursuant to
Section 6 of the Escrow Agreement.

      2.9 Consulting Services Transition Agreement. At the Closing, GET USA, Purchaser, Absolute Game Ltd. and Peter Bengtsson shall enter into the Consulting Services Transition Agreement in substantially the form attached hereto as Exhibit F.

ARTICLE III. ALLOCATION OF PURCHASE PRICE

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      3.1 Allocation of Purchase Price. The Purchase Price shall be allocated for federal income tax purposes among the Assets in accordance with Schedule 3.1 hereto. Subject to the requirements of applicable law, such allocation (and any amendments thereto by reason of adjustments to the Purchase Price hereunder) shall be binding upon the parties for the purposes of filing any return, report or schedule regarding taxes.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER.

      4.1 Existence and Good Standing; Corporate Actions. Each of GET USA and GET Systems is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. All corporate or other actions and proceedings necessary to be taken by or on the part of Seller in connection with the execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the obtaining of approval by the directors and shareholders of Seller, have been duly and validly taken, and this Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to their respective terms.

      4.2 No Defaults. Neither the execution, delivery or performance by Seller of this Agreement or the Related Agreements nor the consummation by Seller of the transactions contemplated hereby or thereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

            (a) Violate or conflict with the provisions of constitution or organizational documents of Seller;

            (b) Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Seller is a party or by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Seller's assets; or

            (c) Violate any judgment, decree, order, statute, rule or regulation applicable to Seller.

      4.3 Breach. Seller is not in violation or breach of any of the terms, conditions or provisions of its constitution or organizational documents, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree materially affecting the business of Seller, to which Seller is a party or by which it is otherwise bound, where the effect thereof would have a material adverse effect on Seller.

      4.4 Approvals and Consents. No approvals or consents of persons or entities, not a party to this Agreement or the Related Agreements, are legally or contractually required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby and thereby.

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      4.5 Title to Assets. Seller has good, valid and marketable title to all of the Assets, free and clear of all liens, charges, encumbrances, claims and security interests of every kind or character. Buyer, by this Agreement, will acquire good and marketable title to all of the Assets, free of all liens, charges, encumbrances, claims and security interests.

      4.6 No United States Wagers or Violations of Gaming Laws. The Software has never been used to accept or process any bets or wagers, or engage in any gaming or gambling activities of any nature whatsoever, in, originating from, or with respect to, the United States and all states and municipalities thereof, or used in violation of any gaming laws or regulations of any country through the world (including the United States) and all governmental municipalities thereof.

      4.7 Compliance with Applicable Law and Regulations. Seller is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it with respect to the Assets.

      4.8 Litigation. There are no suits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Seller's knowledge, threatened against Seller. There are no lawsuits, legal proceedings or investigations of any nature pending or, to Seller's knowledge, threatened against or affecting it which would impair Seller's ability to carry out the transactions contemplated by this Agreement or the Related Agreements.

      4.9 No Broker or Finder. Seller has not employed or used the services of any broker or finder in connection with this transaction and Seller shall hold Purchaser completely free and harmless from the claims of any person claiming to have so acted on behalf of Seller.

      4.10 Software; Authorship. The Software was created and written at the direction of Purchaser. Seller approves, understands and is aware that Purchaser has employed, or is in the process of employing, employees of Seller who wrote the code that governs proper accounting, monetary transfers, security, and fair and proper game operations in the Software. The Software is a complete and correct version of all source code, a complete and correct compiled and executable version of the Software, a complete and correct set of all installation scripts and programs, and a complete and correct set of all documentation, manuals, user guides, handbooks and reference manuals relating to the Software, all as independently verified by the Escrow Agent pursuant to the Escrow Agreement. The following (i) and (ii) are the sole and exclusive property of Seller, whether by operation of law or by valid and legally-binding agreement, and will be conveyed to Purchaser at the Closing:(i) all inventions developed by the employees of Seller or by anyone otherwise on behalf of or for the benefit of Seller solely to the extent relating to the Assets, during their respective course of employment by, affiliation with or engagement by Seller; and(ii) all domestic or foreign intellectual property rights based on the Assets (such intellectual property rights including all rights under copyright, patent, trademark, trade secret and other intellectual property laws). All employees have assigned all their potential intellectual property rights in the Assets to Seller.

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

      4.11 No Known Adverse Intellectual Property. Seller is not aware of any adverse Intellectual Property of any third party, including (i) any domestic or foreign patents, patent applications, copyrights or other intellectual property that Purchaser would need to acquire any rights under in order to utilize the Assets, (ii) any suit, threatened suit, implied suit or contemplated suit against Seller based on any domestic or foreign patent, copyright, trademark trade secret, or other intellectual property right.

      4.12 Seller has not filed any domestic or foreign patents or patent applications, either in its own name or in the name of its employees.

      4.13 Seller is not aware of any of its employees having filed for patent rights, copyright or other intellectual property right that could be considered as either (i) being properly owned or ownable by Seller, or (ii) impeding the utilization by Purchaser of the Assets.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      5.1 Corporate Actions. All partnership action and proceedings necessary to be taken by or on the part of Purchaser in connection with the execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the obtaining of approval by the general partner of Purchaser, have been duly and validly taken, and this Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to their respective terms.

      5.2 No Defaults. Neither the execution, delivery or performance by Purchaser of this Agreement or the Related Agreements nor the consummation by Purchaser of the transactions contemplated hereby or thereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

            (a) Violate or conflict with the provisions of the limited partnership agreement, or otherwise, of Purchaser;

            (b) Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Purchaser is a party or by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Purchaser's assets; or

            (c) Violate any judgment, decree, order, statute, rule or regulation applicable to Purchaser.

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

      5.3 Approvals and Consents. All approvals and consents of entities not a party to this Agreement, legally and contractually required, have been obtained by Purchaser in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

      5.4 Litigation. There are no lawsuits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Purchaser's knowledge, threatened against the Purchaser relating to or affecting the execution, delivery or performance of this Agreement or the Related Agreements or the ability of Purchaser to perform its obligations under this Agreement or the Related Agreements.

      5.5 No Broker or Finder. Purchaser has not employed or used the services of any broker or finder in connection with this transaction and shall hold Seller completely free and harmless from the claims of any person claiming to have so acted on behalf of Purchaser.

ARTICLE VI. COVENANTS.

      6.1 Disclosure. Other than the requisite disclosures required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without the prior written consent of Purchaser, Seller will not make, and will direct its representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between Purchaser and Seller, conditions, or other aspects of the transaction proposed in this Agreement. Any disclosure of the transactions contemplated hereby, including but not limited to press releases and other disclosure, shall be made only after Purchaser shall have been provided at least two (2) business days to review and comment thereon and shall have approved of such disclosure. If requested, the Company shall cooperate and use best efforts to seek a protective order to keep the details hereof confidential.

      6.2 Use of Assets. For so long as Seller, or any third party (excluding Purchaser) to whom Seller sells or licenses (on an exclusive or non-exclusive basis) the Software for use in any application in which part of the Software is physically located within a Slot Machine Cabinet (the "Preserved Purpose"), Purchaser shall not use, license or sell the Software for the Preserved Purpose. For purposes of this Agreement, "Slot Machine Cabinet" means a cabinet such as those set forth as Cole Industries Model Nos. 2900, 5200, 6330, 7100 and 6400 on
Schedule 6.2 hereto. In the event that Purchaser desires to use, license or sell the Software for the Preserved Purpose, Purchaser and Seller shall negotiate a mutually agreeable commercial agreement in good faith.

      6.3 Non Interference with Intellectual Property. Purchaser shall not take any action adverse to the intellectual property rights of Purchaser in the Assets, including but not limited to (i) oppose any domestic or foreign patent or patent application of Purchaser, (ii) interfere with or impede the prosecution of any pending domestic or foreign patent application of Purchaser, or otherwise seek to restrict the scope of any pending domestic or foreign patent application of Purchaser, (iii) infringe any intellectual property right of Purchaser, including any domestic or foreign patent, copyright, trademark or trade secret rights of Purchaser.

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ARTICLE VII. INDEMNIFICATION.

      7.1 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees and costs (collectively, "Losses") that Purchaser may incur or suffer, which arise, result from, or relate to: (i) any inaccuracy of Seller's representations and warranties contained in this Agreement or in any agreement, instrument or document entered into pursuant hereto or in connection with the Closing, (ii) any breach of or failure by Seller to perform any of its covenants or agreements contained in this Agreement or the Related Agreements and (iii) any Excluded Liabilities. Seller shall not have any liability under this Section 7.1 unless Purchaser gives written notice to Seller asserting a claim for losses, including reasonably detailed facts and circumstances pertaining thereto (to the extent known), before the expiration of two (2) years from the Closing.

      7.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all Losses that Seller may incur or suffer, which arise, result from or relate to: (i) any inaccuracy of Purchaser's representations and warranties contained in this Agreement, (ii) any breach of or failure by Purchaser to perform any of its covenants or agreements contained in this Agreement or the Related Agreements. Purchaser shall not have any liability under this Section 7.2 unless Seller gives written notice to Purchaser asserting a claim for such losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing.

      7.3 Defense of Third Party Actions.

            (a) Promptly after receipt of notice of any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party against a party to this Agreement ("Third Party Action"), the party in receipt of such notice who believes that it is entitled to indemnification under this
Section 7.3 (the "Indemnified Party") shall give notice to the other party hereto (the "Indemnifying Party") of such action. The failure of the Indemnified Party to give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any Liability which it may have other than under this
Section 7.3.

            (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Party shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Party, unless the Indemnifying Party makes the election provided in paragraph (c) below.

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            (c) By written notice within 20 days after receipt of a notice of a
Third Party Action, an Indemnifying Party may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party agrees (a) to promptly indemnify the Indemnified Party for its expenses to date, and (b) to hold the Indemnified Party harmless from and against any and all losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Party or any judgment in connection with that Third Party Action. The Indemnifying Party shall not in the defense of the Third Party Action enter into any settlement that does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Party, or consent to entry of any judgment except with the consent of the Indemnified Party.

            (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

            (e) If the Indemnifying Party does not elect to control the defense of a Third Party Action under paragraph (c) above, the Indemnifying Party shall promptly reimburse the Indemnified Party for expenses incurred by the Indemnified Party in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Party.

            (f) Any party who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party that assumed such defense.

      7.4 Miscellaneous.

            (a) Either party hereto shall be entitled to indemnification hereunder unless the matter giving rise to the applicable liability, payment, obligation or expense was clearly disclosed in writing to the Indemnified Party prior to the Closing.

            (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Party shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions that are applicable.

ARTICLE VIII. DISPUTE RESOLUTION.

      8.1 Direct Discussion. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement (a "Dispute"), the Parties involved in such Dispute shall use their best efforts to settle such Dispute. To this effect, management of the Parties involved shall consult and negotiate with each other in good faith to attempt to reach a just and equitable solution satisfactory to both parties.

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      8.2 Jurisdiction; Venue. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is a party in any New York State or Federal court. Each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

ARTICLE IX. GENERAL PROVISIONS.

      9.1 Expenses. Each Party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith. Each Party shall pay one-half of the fees and expenses billed by the Escrow Agent in connection with the transactions contemplated hereby. Purchaser shall deduct Seller's portion of such fees and expenses from the Purchase Price and promptly remit such amount to the Escrow Agent.

      9.2 Further Assurances. From time to time prior to, on and after the Closing, each Party hereto will execute all such instruments and take all such actions as any other Party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement and the Related Agreements, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The Parties shall cooperate fully with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement and the Related Agreements.

      9.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective representatives, successors and assigns.

      9.4 Amendments; Waivers. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended modified, waived, discharged or terminated only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later date to enforce the same. No waiver by any Party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instance shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

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

      9.5 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

            (a) If to Purchaser, then to: Cantor G&W (Nevada), L.P., 110 East 59th Street, New York, NY 10022, Attn: Stephen M. Merkel, Telephone: (212) 829-4829, Facsimile: (212) 829-4708. In addition, a copy (which shall not constitute notice) shall be provided to Joseph M. Asher at the address set forth in the preceding sentence, facsimile: (212) 829-5447.

            (b) If to Seller, then to: Gaming & Entertainment Group, Inc., 4501 Hayvenhurst Avenue, Encino, CA 91436, Attn: Gregory L. Hrncir, Telephone:
818-400-5930, Facsimile: 413-723-2141.

Any Party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this
Section 9.5 providing for the giving of notice.

      9.6 Captions. The captions of the Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      9.7 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions thereof.

      9.8 Entire Agreement. This Agreement and the other documents delivered hereunder constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained.

      9.9 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of that shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories. This Agreement may be executed and delivered by facsimile transmission.

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

      9.10 Third Party Beneficiaries. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties hereto.

                [Remainder of this page intentionally left blank]

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

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized signatories as of the date first written above.

PURCHASER:

CANTOR G&W (NEVADA), L.P.,
A Nevada limited partnership

By:/s/ Lee M. Amaitis
   ------------------------------------------
   Lee M. Amaitis
   President

SELLER:

GAMING & ENTERTAINMENT GROUP, INC.,
A Utah corporation

By:/s/ Tibor N. Vertes
   ------------------------------------------
   Tibor N. Vertes
   Chief Executive Officer

GAMING & ENTERTAINMENT TECHNOLOGY PTY LIMITED
An Australian corporation

By:/s/ Tibor N. Vertes
   ------------------------------------------
   Tibor N. Vertes
   Chief Executive Officer

   [Signature page to Asset Purchase Agreement, dated as of February 15, 2006, between Cantor G&W (Nevada), L.P., Gaming & Entertainment Group, Inc. and
                 Gaming & Entertainment Technology Pty Limited

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